UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2007

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28238	54-1521616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

516 Herndon Parkway, Suite A, Herndon, Virginia 20170
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 464-5495

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective September 17, 2007, Mr. Michael R. Mace resigned as a director of Guardian Technologies International, Inc. (the “Company”).

Effective September 17, 2007, the board of directors of the Company appointed Mr. Henry A. Grandizio as a director of the Company to fill the vacancy created by Mr. Mace’s resignation.  Mr. Grandizio has been designated by the board of directors as the Company’s “audit committee financial expert” and will serve as Chairman of the Company’s Audit Committee.  Mr. Grandizio has been designated a Class II director.

Since 2006 to the present, Mr. Grandizio has been a Partner of Grandizio, Wilkins, Little & Matthews, LLP, a privately held company that provides financial and accounting services.   From 1986 until 2006, Mr. Grandizio was vice president of Scheiner, Mister & Grandizio, P.A.  From 1978 to 1986, Mr. Grandizio was the audit and accounting manger for McGrow, Pridgeon and Company, P.A.  Mr. Grandizio received a Masters in Science, Taxation in 1988 from the University of Baltimore and a Bachelor of Arts in Accounting from Loyola College.

Item 8.01.

Other Events

A press release, dated September 17, 2007, regarding the appointment of Mr. Grandizio to the board of directors of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference thereto.

Item 9.01.

Financial Statements and Exhibits

(c)

Exhibits.

99.1

Press Release dated September 17, 2007.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
Date: September 17, 2007	By: /s/ Michael W. Trudnak Michael W. Trudnak Chief Executive Officer

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